Exhibit 99.1

Blackstone Mortgage Trust Reports

Fourth Quarter and Full Year 2019 Results

New York, February 11, 2020: Blackstone Mortgage Trust, Inc. (NYSE:BXMT) today reported its fourth quarter and full year 2019 results. Full year EPS, Core EPS, and dividends paid per share were $2.35, $2.70, and $2.48 respectively.

Stephen D. Plavin, Chief Executive Officer, said, “Strong performance on both sides of the balance sheet drove outstanding 4Q and 2019 results. The $3.0 billion of fourth quarter originations took our total portfolio to a record size of $17.9 billion while we continued to improve the efficiency and structure of our financing. Dividend coverage of 109% from full year Core Earnings demonstrates the quality of our dividend, generated from our large scale, senior lending business.”

Blackstone Mortgage Trust issued a full detailed presentation of its fourth quarter and full year 2019 results, which can be viewed at www.bxmt.com.

Quarterly Investor Call Details

Blackstone Mortgage Trust will host a conference call on Wednesday, February 12, 2020 at 10:00 a.m. ET to discuss fourth quarter and full year 2019 results. The conference call can be accessed by dialing +1 (877) 299-4454 (U.S. domestic) or +1 (617) 597-5447 (international), with the passcode 245-054-61# or by webcast at www.bxmt.com (listen only). For those unable to listen to the live broadcast, a recorded replay will be available on the company’s website or by telephone beginning approximately two hours after the event. The replay call number is +1 (888) 286-8010 (U.S. domestic) or +1 (617) 801-6888 (international), with the passcode 829-145-67#.

About Blackstone Mortgage Trust

Blackstone Mortgage Trust (NYSE:BXMT) is a real estate finance company that originates senior loans collateralized by commercial real estate in North America, Europe, and Australia. Our investment objective is to preserve and protect shareholder capital while producing attractive risk-adjusted returns primarily through dividends generated from current income from our loan portfolio. We are externally managed by BXMT Advisors L.L.C., a subsidiary of Blackstone. Further information is available at www.bxmt.com.

Blackstone Mortgage Trust, Inc. 345 Park Avenue New York, New York 10154 T 212 655 0220

About Blackstone

Blackstone (NYSE:BX) is one of the world’s leading investment firms. Blackstone seeks to create positive economic impact and long-term value for its investors, the companies it invests in, and the communities in which it works. Blackstone does this by using extraordinary people and flexible capital to help companies solve problems. Blackstone’s asset management businesses, with $571 billion in assets under management, include investment vehicles focused on private equity, real estate, public debt and equity, non-investment grade credit, real assets and secondary funds, all on a global basis. Further information is available at www.blackstone.com. Follow Blackstone on Twitter @Blackstone.

Forward-Looking Statements and Other Matters

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect Blackstone Mortgage Trust’s current views with respect to, among other things, Blackstone Mortgage Trust’s operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Blackstone Mortgage Trust believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as such factors may be updated from time to time in its periodic filings with the Securities and Exchange Commission (“SEC”) which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the filings. Blackstone Mortgage Trust assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events or circumstances.

We refer to “Core Earnings,” which is a non-GAAP financial measure, in this release. A reconciliation to net income attributable to Blackstone Mortgage Trust, the most directly comparable GAAP measure, is included in our full detailed presentation of fourth quarter and full year 2019 results and is available on our website at www.bxmt.com.

Investor and Public Affairs Contacts

Investor Relations Blackstone +1 (888) 756-8443 BlackstoneShareholderRelations@Blackstone.com	Public Affairs Blackstone +1 (212) 583-5263 PressInquiries@Blackstone.com